NICOR Inc.
                                                        Form S-8
                                                        Exhibit 23.01




              CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 25, 1995, included in the NICOR Inc. Annual Report on Form 10-K for the year ended December 31, 1994, and our reports dated June 27, 1995, on the NI-Gas Thrift Plan and the NI-Gas Savings Investment Plan financial statements included in the NICOR Inc. Form 10-K/A, Amendment No. 1, for the year ended December 31, 1994.




                                       ARTHUR ANDERSEN LLP
                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
June 28, 1995